Exhibit (j) under Form N-1A
                                              Exhibit (23) under Item 60/Reg.S-K


                             INDEPENDENT AUDITORS CONSENT

     We consent to the use in this Post-Effective Amendment No. 49 to Registration Statement No. 2-91090 on Form N-1A of our report dated December 8, 2000 relating to the financial statements of Federated Communications Technology Fund appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

                        /S/ DELOITTE & TOUCHE LLP
                        Ernst & Young LLP

Boston, Massachusetts
December 15, 2000